UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2007

Golden Nugget, Inc.

(Exact name of registrant as specified in charter)

Nevada	333-114335	56-2370836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

129 E. Fremont Street, Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 702-385-7111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 30, 2007, Golden Nugget, Inc. (the “Company”) provided the Trustee for the Company’s $155.0 million 8 3/4% Senior Secured Notes due 2011 and Wells Fargo Foothill, Inc., the primary lender under the Company’s $43.0 million Senior Secured Credit Facility its preliminary unaudited Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows as of and for the year ended December 31, 2006. These preliminary unaudited consolidated financial statements are set forth in Exhibit 99.1 hereto. The Company remains unable to complete its audited financial statements and anticipates filing its Annual Report on Form 10-K for the year ended December 31, 2006 during its second quarter.

The information in this Item 2.02, including the related exhibit, is being furnished and is not deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information in this Item 2.02, including the related exhibit, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Preliminary unaudited Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows as of and for the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN NUGGET, INC.

April 30, 2007	By:	/s/ Rick H. Liem
Rick H. Liem Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Preliminary unaudited Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows as of and for the year ended December 31, 2006